UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant     ☐

Filed by a Party other than the Registrant     ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

JDS1, LLC

CCUR HOLDINGS, INC.

CIDM II, LLC

JULIAN D. SINGER

DAVID S. OROS

SHELLY C. LOMBARD

MATTHEW STECKER

IGOR VOLSHTEYN

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

This Schedule 14A is being filed by JDS1, LLC, a Delaware limited liability company (“JDS1”), CCUR Holdings, Inc., a Delaware corporation (“CCUR”), CIDM II, LLC, a Delaware limited liability company (“CIDM II”), Julian D. Singer, David S. Oros, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (collectively, the “JDS1 Group”).

Schedule 13D Amendment No. 15 Filed on July 22, 2022

On July 22, 2022, the JDS1 Group filed with the Securities and Exchange Commission (“SEC”) Amendment No. 15 to its Schedule 13D (the “Schedule 13D/A”) with respect to Catalyst Biosciences, Inc., a Delaware Corporation (the “Company” or the “Issuer”). The following disclosure was included in Item 4 of the Schedule 13D/A and is being included in this Schedule 14A because such disclosure may be deemed to be solicitation material in connection with the JDS1 Group’s plans to solicit proxies from the Company’s stockholders in connection with the Company’s 2022 Annual Meeting of Stockholders scheduled to be held in person on August 15, 2022 (the “2022 Annual Meeting”).

“Item 4 is hereby amended to add the following:

On July 19, 2022, JDS1 and the other Reporting Persons filed with the SEC their definitive proxy statement (the “JDS1 Proxy Statement”) and accompanying definitive GOLD proxy card in connection with their solicitation of proxies to elect three nominees, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn, to the Company’s Board of Directors at the Company’s 2022 Annual Meeting of Stockholders scheduled to be held in person on August 15, 2022 (the “2022 Annual Meeting”).

On July 21, 2022, JDS1 began mailing to the Company’s stockholders the JDS1 Proxy Statement and the accompanying definitive GOLD proxy card. On July 21, 2022, JDS1 also began mailing, together with the JDS1 Proxy Statement, a letter to stockholders.

On July 21, 2022, in accordance with the Company’s Bylaws, JDS1 delivered to the Company an update and supplement to the advance notice of nominations and other proposed business that it previously submitted to the Company on March 4, 2022, as subsequently updated and supplemented on April 20, 2022 and June 16, 2022.

As disclosed in the JDS1 Proxy Statement, representatives of JDS1 engaged in settlement discussions with representatives of the Company on July 15, 2022. As also disclosed in the JDS1 Proxy Statement, such discussions did not result in a consensus being reached as to a settlement framework. Based on the premise that there was no viable path forward for JDS1 to reach a settlement with the Company that would avoid a proxy contest at the 2022 Annual Meeting, and taking into consideration that, on July 19, 2022, the Company filed with the SEC its definitive proxy statement for the 2022 Annual Meeting and issued a “fight letter” to stockholders that the Company also filed with the SEC on July 19, 2022, JDS1 filed the JDS1 Proxy Statement with the SEC later in the day on July 19, 2022.

On July 21, 2022, at the suggestion of another large stockholder of the Company, a representative of JDS1 telephoned a representative of the Company to further see if there was a possibility of restarting settlement discussions and to discuss a settlement framework, which included, among other terms, a commitment from the Company as to the amount of a cash distribution to stockholders within a fixed period of time. While such discussions did not result in any consensus being reached at such time as to a settlement framework, JDS1 anticipates having further discussions with the Company. JDS1 is unable to predict whether any future discussions with the Company will result in any settlement being reached that will avoid a proxy contest at the 2022 Annual Meeting. Accordingly, until such time, if any, that a settlement is reached with the Company, JDS1 is continuing to move forward with its proxy contest for the 2022 Annual Meeting.

Except as set forth in the Schedule 13D or such as would occur upon or in connection with completion of, or following, any of the actions discussed in the Schedule 13D, no Reporting Person has any present plan or proposal which would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D. The Reporting Persons intend to review their investment in the Company on a continuing basis. Depending on various factors including, without limitation, the Company’s financial position and strategic direction, actions taken by the Board, the price levels of the Shares, other investment opportunities available to the Reporting Persons, conditions in the securities markets and general economic and industry conditions, the Reporting Persons may in the future take such actions with respect to their investment in the Company as they deem appropriate including, without limitation, engaging in communications with management and/or the Board, engaging in communications with one or more stockholders of the Company and others about the Company and the Reporting Persons’ investment, making suggestions and/or proposals concerning the Company’s capitalization, uses of its cash, including the distribution of cash to the Company’s stockholders, ownership structure, operations, prospects, business and financial strategies, strategic transactions, assets and liabilities, business and financing alternatives, opportunities to unlock shareholder value, the structure and composition of the Board, and such other matters as the Reporting Persons may deem relevant to their investment in the Company, selling some or all of their Shares in the open market or otherwise, engaging in short selling of or any hedging or similar transaction with respect to the Shares, acquiring additional Shares and/or other equity, debt, notes, other securities, or derivative or other instruments that are based upon or relate to the value of securities of the Company, or changing their intention with respect to any and all matters referred to in Item 4.”

Additional Information and Where to Find It

On July 19, 2022, the JDS1 Group filed a definitive proxy statement and an accompanying definitive GOLD proxy card with the SEC to be used to solicit proxies from the Company’s stockholders in connection with the 2022 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ JDS1’S PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED BY JDS1 WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in JDS1’s Proxy Statement, including the schedules thereto. Stockholders can obtain JDS1’s Proxy Statement, any amendments or supplements to JDS1’s Proxy Statement and other documents filed by JDS1 with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the following website: http://www.myproxyonline.com/jds1. Investors can also contact JDS1’s proxy solicitor, Kingsdale Advisors, toll free at 1-888-302-5677.